UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2016

Tribune Publishing Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 North Michigan Avenue

Chicago, Illinois 60611

(Address of Principal Executive Offices)

312-222-9100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Rights Agreement

On May 9, 2016, the Board of Directors (the “Board”) of Tribune Publishing Company (the “Company”) declared a distribution of one preferred share purchase right (a “Right,” and collectively, the “Rights”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Shares”), to purchase from the Company one one-thousandth of a share of Series A Preferred Stock, par value  $0.01 per share, of the Company (the “Preferred Stock”) at a price of $75.00 per one one-thousandth of a share of Preferred Stock (the “Exercise Price”), subject to adjustment as provided in the Rights Agreement (as defined below). The distribution is payable to stockholders of record at the close of business on May 19, 2016 (the “Record Date”). The description and terms of the Rights are set forth in a Rights Agreement, dated as of May 9, 2016, as the same may be amended from time to time (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”).

The following is a summary of the terms of the Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Effectiveness

The Rights Agreement became effective on May 9, 2016 (the “Effective Date”). Upon and following the Effective Date, Rights will be issued in respect of all outstanding shares of Common Shares on the Record Date, and for all shares of Common Shares issued after the Record Date and, subject to the terms described in the Rights Agreement, prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights or the expiration of the Rights.

Distribution and Transfer of Rights; Distribution Date; Rights Certificates

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Shares and become exercisable following the earlier of (i) 10 days from the public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as defined below) or (ii) 10 days (or such later date as may be determined by action of the Board) following the commencement of, or public announcement of an intention to make, a tender or exchange offer the consummation of which would result in any person or group of affiliated persons becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). Except in certain situations, a person or group of affiliated or associated persons becomes an “Acquiring Person” upon acquiring beneficial ownership of 20% or more of the outstanding shares of Common Shares (including ownership of derivative positions).

Prior to the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Shares issued after the Record Date upon transfer or new issuances of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of certificates for shares of Common Shares (or book entry shares of Common Shares) outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Shares represented thereby. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on May 8, 2017 (the “Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below, or upon the occurrence of certain transactions.

Preferred Stock Purchasable Upon Exercise of Rights

Because of the nature of the dividend, liquidation and voting rights of the Preferred Stock, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Shares.

Flip-In Trigger

If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Shares having a market value of two times the exercise price of the Right.

Flip-Over Trigger

If, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of Common Shares of the person with whom the Company has engaged in the foregoing transaction that at the time of such transaction has a market value of two times the exercise price of the Right.

Exchange Provision

At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Shares, the Board may exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for shares of Common Shares or a series of the Company’s preferred stock having equivalent rights, preferences and privileges, at an exchange ratio of one share of Common Shares, or a fractional share of preferred stock equivalent in value thereto, per Right.

Redemption of the Rights

At any time prior to the time an Acquiring Person becomes such, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). Immediately upon any redemption of the Rights, the only right of the holders of Rights will be to receive the Redemption Price.

Amendment of Terms of Rights Agreement and Rights

For so long as the Rights are then redeemable, the Company may amend the Rights Agreement in any manner. However, the Company may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of the Company’s outstanding Common Shares. After the Rights are no longer redeemable, the Company may amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

Voting Rights; Other Stockholder Rights

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Anti-Dilution Provisions

The Exercise Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on May 9, 2016, the Company filed a Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation became effective on May 9, 2016.

The summary of the rights, powers, and preferences of the Preferred Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Designation is attached as Exhibit 3.1 and incorporated herein by reference.

Item 8.01 Other Events.

On May 9, 2016, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the distribution of the Rights. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series A Preferred Stock of Tribune Publishing Company.

4.1	Rights Agreement, dated as of May 9, 2016, by and between Tribune Publishing Company and Computershare Trust Company, N.A., as rights agent.

99.1	Press Release dated May 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date: May 9, 2016	By:	/s/ Julie Xanders
	Name:	Julie Xanders
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Series A Preferred Stock of Tribune Publishing Company.

4.1	Rights Agreement, dated as of May 9, 2016, by and between Tribune Publishing Company and Computershare Trust Company, N.A., as rights agent.

99.1	Press Release dated May 9, 2016.